Exhibit 99.1

Anworth Announces New Hire and Expansion into Residential Mortgage Credit Investments

SANTA MONICA, Calif.--(BUSINESS WIRE)--September 24, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that Brett Roth has joined the management team as a Senior Vice President and portfolio manager. He will focus on investments in non-agency mortgage-backed securities and residential mortgage loans as Anworth expands its investment in residential mortgage credit.

Prior to joining Anworth, Mr. Roth had, during the past 15 years held senior positions responsible for investment in non-agency mortgage assets. Most recently at Trust Company of the West (TCW), he was a Senior Vice President non-agency trader in the Mortgage-Backed Securities Group. In addition, he managed several new product initiatives for the MBS group.

Prior to joining TCW, Mr. Roth was responsible for creating a mortgage loan conduit business at MFA Financial, Inc., a mortgage REIT. Previously he had spent five years at GreenPoint Financial as the Mortgage Loan Portfolio Manager where he managed and traded the loan portfolio, growing it to $12 billion. At GreenPoint, Mr. Roth was responsible for the daily pricing of loan originations for the portfolio, the development of Hybrid ARM origination programs between the portfolio and the mortgage company, and the creation of a bulk/mini bulk third party origination channel for the portfolio.

Mr. Roth is a Chartered Financial Analyst charterholder. He holds a BBA degree in Accounting from Emory University and an MBA degree from the Fuqua School of Business at Duke University.

Lloyd McAdams, Anworth’s Chief Executive Officer, commented, “We look forward to Brett working with us in the growth and development of our Company. His experience in the management of non-agency mortgage backed securities and residential mortgage loans will be beneficial as we expand the scope of our business into non-agency mortgage securities, which present attractive opportunities to enhance our earnings.”

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in residential mortgage assets which includes agency mortgage-backed securities (“MBS”) guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac, non-agency MBS and residential mortgage loans. We own a small portfolio of primarily single-family residential properties which we rent to qualified tenants. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com